UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2009

THE PEPSI BOTTLING GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14893	13-4038356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pepsi Way Somers, New York	10589
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 767-6000

Not Applicable
Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
●         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
●          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
●          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
●          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement.
Item 3.03.	Material Modification to Rights of Security Holders.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01.	Financial Statements and Exhibits Signatures.
EX-3.1
EX-4.1
EX-10.1

Item 1.01.              Entry into a Material Definitive Agreement.

The Board of Directors (the “Board”) of The Pepsi Bottling Group, Inc. (the “Company”)  declared a dividend, payable to stockholders of record on May 14, 2009, of one right (a “Right”) per each share of outstanding Common Stock, par value of $0.01 per share (“Common Stock”), and Class B Common Stock, par value of $0.01 per share (“Class B Common Stock”), to purchase 1/1,000th of a share of Series A Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”), at a price of $100.00 per share (such amount, as may be adjusted from time to time as provided in the Rights Agreement, the “Purchase Price”).  In connection therewith, on May 4, 2009, the Company entered into a Rights Agreement, dated May 4, 2009 (as the same may be amended from time to time, the “Rights Agreement”) with Mellon Shareholder Services LLC, as Rights Agent (the “Rights Agent”).

The following summary of the Rights Agreement is a general description only and is qualified in its entirety by the full text of the Rights Agreement which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

Effectiveness.  The Rights Agreement became effective as of May 4, 2009 (the “Effective Date”).  Upon and following the Effective Date, Rights will be distributed in respect of all outstanding shares of Common Stock and Class B Common Stock on the record date of May 14, 2009, and for all shares of Common Stock and Class B Common Stock issued after such record date and, subject to the next sentence, prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights or the Expiration Date (defined below).  Rights may be distributed with respect to shares of Common Stock issued after the Distribution Date only in certain limited circumstances.

Term.  The Rights will expire on May 4, 2010 (the “Expiration Date”), unless earlier redeemed or canceled by the Company as provided below.

Exercisability.  The Rights will become exercisable upon the earliest of the following dates (such date, the “Distribution Date”):

●     the date that a person or group (including any affiliate or associate of such person or group) other than PepsiCo, Inc. (“PepsiCo”) has acquired, or obtained the right to acquire, beneficial ownership (as defined in the Rights Agreement) of more than 15% of the outstanding Common Stock;

●     the date that PepsiCo or any of its affiliates has acquired, or obtained the right to acquire, beneficial ownership of any shares of Common Stock not owned by PepsiCo or such affiliate on the Effective Date; and

●     such date, if any, as may be designated by the Board following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding Common Stock which could result in a  person or group becoming the beneficial owner  of more than 15% of the outstanding Common Stock of the Company, or in the case of PepsiCo, any more shares of Common Stock (any person specified in the foregoing three bullet points, an “Acquiring Person”).

Rights Certificates and Detachability.  Prior to the Distribution Date, the Rights will be represented by the certificates for shares of Common Stock and Class B Common Stock, and the Rights will be transferable only with the related Common Stock or Class B Common Stock certificates and will automatically be transferred with the Common Stock and Class B Common Stock.  After the Distribution Date, the Rights will “detach” from the Common Stock and Class B Common Stock and will be separately transferable, and the Company will provide separate Right Certificates to all holders of Common Stock and Class B Common Stock.

Terms of Preferred Stock.  The terms of the Preferred Stock issuable upon exercise of the Rights are designed so that each 1/1,000th of a share of Preferred Stock is entitled to participate in dividends and other distributions and to vote on an equivalent basis with one whole share of the presently constituted Common Stock of the Company.  In addition, the Preferred Stock has certain minimum dividend and liquidation rights.

Dilution Adjustments.  The amount of Preferred Stock issuable upon exercise of the Rights is subject to adjustment by the Board in the event of any change in the Common Stock, Class B Common Stock or Preferred Stock, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock, Class B Common Stock, Preferred Stock or otherwise.

The Flip-In Provision.  Subject to future amendment of the Rights Agreement, on the date that the Rights become exercisable, the holder of each Right will have the right to receive, upon exercise of the Right and the payment of the Purchase Price, that number of 1/1,000ths of a share of Preferred Stock equal to the number of shares of Common Stock which at the time of the applicable triggering transaction would have a market value of twice the Purchase Price.  However, any Rights that are or were beneficially owned on or after the Distribution Date by an Acquiring Person will become null and void and will not be subject to the “flip-in” provision.

The Flip-Over Provision.  In the event the Company is acquired by PepsiCo or another person in a merger or other business combination that triggers exercise of the Rights, or 50% or more of the Company’s assets are sold to PepsiCo or another person in a transaction that triggers exercise of the Rights, each Right will entitle its holder to purchase common shares in the surviving entity at 50% of market price (with provisions made for circumstances in which the surviving entity does not have common shares registered under the Exchange Act of 1934).  As with the “flip-in” provision, any Rights that are or were beneficially owned on or after the Distribution Date by an Acquiring Person  will become null and void.

Redemption.  The Rights are redeemable by the Board at a redemption price of $0.01 per Right (the “Redemption Price”) any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date.  Immediately upon the action of the Board electing to redeem the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange.  After there is an Acquiring Person the Board may elect to exchange each Right (other than Rights owned by an Acquiring Person) for consideration per Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement (or, under certain circumstances, equivalent value in cash, shares of Common Stock or other securities).

Amendment.  At any time prior to such time as there shall be an Acquiring Person, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which a Distribution Date shall occur, the amount of the Purchase Price, the definition of “Acquiring Person” or the time during which the Rights may be redeemed), except that no supplement or amendment may be made which reduces the Redemption Price of the Rights.

Voting.  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Item 3.03.              Material Modification to Rights of Security Holders

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.
Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 3, 2009, the Compensation and Management Development Committee (the “Committee”) of the Board authorized the Company to enter into a retention agreement (the “Retention Agreements”) with each of the Company’s executive officers.  The following is a list of each such executive officer:

Name	Position
John L. Berisford	Senior Vice President, Human Resources
Victor Crawford	Senior Vice President of Global Operations and System Transformation
Alfred H. Drewes	Senior Vice President and Chief Financial Officer
Eric J. Foss	Chairman and Chief Executive Officer
Robert C. King	Executive Vice President and President, PBG North America
Yiannis Petrides	President, PBG Europe
Steven M. Rapp	Senior Vice President, General Counsel and Secretary

The following summary of the Retention Agreements is a general description only and is qualified in its entirety by the full text of the form of Retention Agreement which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Under the Retention Agreements, if a change in control (as defined in the Retention Agreements) occurs, (i) all outstanding equity-based, equity-related and other long-term incentive awards held by the executive that are subject to performance-based vesting criteria will be deemed to have been earned at target performance level (and any service-based vesting requirements applicable to such awards will remain in effect and lapse in accordance with the terms of the applicable award) and (ii) in the event that any stock options, stock appreciation rights, restricted shares, restricted stock units or similar awards held by the executive that are then unexercisable or unvested are not assumed, rolled-over, exchanged or otherwise continued in connection with the change in control, such awards will automatically and immediately be fully vested, exercisable or settled, as applicable.

An executive who is party to a Retention Agreement will also be entitled to certain severance payments and benefits if the executive’s employment is terminated under certain circumstances.  The executive is entitled to those severance payments and benefits if, during the two-year period after a change in control, the executive is terminated without cause or resigns for good reason (which includes a material reduction in the executive’s authority, duties, titles or responsibilities, reduction in annual base salary, material reduction in target bonus, material reduction in employee benefits in the aggregate and a change in primary work location to a location 35 or more miles from the executive’s primary work location immediately prior to a change in control).  If terminated or separated from the Company under those circumstances, the executive would be entitled to the following severance payments and benefits under the Retention Agreement: (i) a lump-sum cash severance payment equal to two times the sum of (a) the executive’s base salary in effect on the date of termination and (b) the target annual bonus for the year of termination; (ii) a prorated target annual bonus for the year of termination; (iii) reimbursement for the cost of continued medical, dental and vision coverage for up to 24 months; (iv) the accelerated vesting or settlement, as applicable, of all outstanding equity-based, equity-related and other long-term incentive awards; (v) reimbursement up to $50,000 for the cost of outplacement services; and (vi) early retirement benefits (consisting of a lump-sum cash payment based on standard early retirement benefit formulas under the Company’s retirement plans, as well as retiree medical coverage and retiree life insurance coverage), provided that the executive has been credited with at least 10 years of service and has attained an age of at least 50 at the time of the executive’s termination of employment.

In order to obtain severance benefits under a Retention Agreement, the executive must first execute a separation agreement with the Company that includes a waiver and release of any and all claims against the Company.  The Retention Agreements also provide that, for two years following termination, the executive will not compete with the Company, solicit or hire any employee of the Company or its affiliates, solicit any customer or prospective customer of the Company and its affiliates or interfere with any relationship between the Company and its customers or prospective customers.

The payments and benefits under the Retentions Agreements are subject to reduction so that the executive receives the greatest after-tax benefit after taking into account any taxes that may be imposed in connection with payments relating to the termination of such executive’s employment.  The Retention Agreements do not include any gross-up for such taxes.

Item 5.03.              Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board amended certain provisions of the Company’s Bylaws, effective on May 3, 2009 (the “Bylaw Amendments”).  The Bylaw Amendments (i) clarify when the record date will be set for stockholder actions by written consent, (ii) add information requirements for stockholder actions and/or proposals, including information regarding any persons nominated for election as directors; disclosure of a stockholder’s material interests in any business so proposed; disclosure of such stockholder’s identity and ownership of the Company’s securities; and disclosure regarding whether such stockholder is acting as part of a group that intends to solicit proxies and (iii) require 90 to 120 days’ advance notice for stockholder proposals at annual meetings (based on the anniversary of the prior year’s meeting and subject to adjustment if the annual meeting date changes significantly).

Item 9.01.              Financial Statements and Exhibits
(d)           The following exhibits are filed as a part of this Report.

Exhibit No.	Description
3.1	Amendments to the Bylaws of The Pepsi Bottling Group, Inc., effective May 3, 2009.
4.1	Rights Agreement, dated as of May 4, 2009, between The Pepsi Bottling Group, Inc. and Mellon Investor Services LLC, as Rights Agent.
10.1	Form of Retention Agreement of The Pepsi Bottling Group, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PEPSI BOTTLING GROUP, INC.

Date: May 4, 2009	By:	/s/ David Yawman
Name: David Yawman
Title: Vice-President, Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amendments to the Bylaws of The Pepsi Bottling Group, Inc., effective May 3, 2009.
4.1	Rights Agreement, dated as of May 4, 2009, between The Pepsi Bottling Group, Inc. and Mellon Investor Services LLC, as Rights Agent.
10.1	Form of Retention Agreement of The Pepsi Bottling Group, Inc.